Southwestern Life

INSURANCE COMPANY • DALLAS • SINCE 1903

Annuitant
Owner
Annuity Date
Deduction Percentage

Contract Number
Age of Annuitant
Contract Date
Annual Premium
Years Premiums Payable

The Company agrees, subject to the terms and conditions of this contract, to pay to the Owner, if the Annuitant is then living, an annuity beginning on the Annuity Date. Unless otherwise elected in writing by the Owner at least 30 days prior to the Annuity Date, such annuity will be a variable annuity with payments guaranteed for 10 years and as long thereafter as the Annuitant shall live.

The amount of the first annuity payment and each payment thereafter will be determined in accordance with the provisions contained herein.

On the death of the Annuitant while this contract is in force the Company will pay to the beneficiary the death benefit provided herein.

This contract is issued in consideration of the application therefor and the payment of the premiums as provided herein. The application, a copy of which is hereto attached, and all of the terms and provisions on this and the following pages are a part hereof and constitute the entire contract.

The original beneficiary designation is contained in the application. The Owner may have any beneficiary, other than the beneficiary under Annuity Form 4, changed at any time while this contract is in force by furnishing written notice of the change to the Company. The change will take effect only when it is received by the Company, but when so received, such change will be considered effective as of the date of the notice of change, whether or not the Annuitant is living at the time of such receipt, subject to any payment made or other action taken by the Company prior to such receipt. The interest of any beneficiary who dies before the Annuitant will terminate immediately on such death, and if no beneficiary is living or in existence at the time of the death of the Annuitant, the amount payable under this contract will be paid to the Owner, if living, otherwise to the executors or administrators of the Owner's Estate.

In testimony whereof, Southwestern Life Insurance Company (a legal reserve stock company herein called the Company) has caused this contract to be executed at its Home Office, 1807 Ross Avenue, Dallas, Texas, 75201, as of the Contract Date shown above which is the date hereof and the date from which contract months, years and anniversaries will be computed.

COUNTERSIGNED

SECRETARY REGISTRAR PRESIDENT

Deferred Variable Annuity
Premiums Payable to Annuity Commencement Date
Nonparticipating

VAF I

ALL PAYMENTS AND VALUES PROVIDED BY THIS CONTRACT, WHEN BASED ON INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT, ARE VARIABLE AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT

APDVA-I 68-I
A-5286

PREMIUM PAYMENTS

The annual premium for this contract and the period for which it is payable are shown on the first page hereof. The total amount of each premium for this contract is payable to the Company at its Home Office in Dallas, Texas, or to any authorized agent in exchange for the Company's receipt signed by its President or Secretary and countersigned by such agent. The first premium is payable in the method stated in the application, and is due on the Contract Date. Each subsequent premium is due immediately upon the expiration of the period for which the preceding premium payment was made. The Owner may have the method of subsequent premium payments changed by making a request for the change to the Company at its Home Office. Premiums may be paid annually, semiannually, quarterly or monthly subject to the Company's rules for minimum monthly payments. Semiannual, quarterly and monthly premium rates are, respectively, 50%, 25% and 8.33% of the annual rates.

DEDUCTIONS FROM PREMIUMS

A percentage of each premium plus any applicable premium taxes shall be deducted by the Company from each premium received. The percentage to be deducted is shown on the first page hereof as the Deduction Percentage. The remaining net premium shall be applied to the Separate Account by the Company as of the date on which the premium is received at its Home Office to provide accumulation units. The number of accumulation units provided shall be determined by dividing the net premium by the dollar value of one accumulation unit for such date. The number of accumulation units so determined will be credited to the Accumulation Fund and will not be affected by any subsequent change in the dollar value of an accumulation unit. The dollar value of an accumulation unit may vary from date to date.

DEFERRED ANNUITY DATE

The Owner, by written notice on or before the Annuity Date, may elect to have the Annuity Date deferred for a period of 5 years from the Annuity Date shown on the first page hereof. After such a deferment, the deferred Annuity Date will, for all purposes of this contract, be deemed to be the Annuity Date.

DEFINITIONS

"Separate Account" means those assets of the Company in a segregated investment account entitled "Variable Annuity Fund I of Southwestern Life" established by the Company for this class of contracts.

"General Account" means all assets of the Company which are not allocated to and made a part of the Separate Account or any other segregated account established by the Company.

"Accumulation Fund" means the sum of the accumulation units credited to this contract in the Separate Account.

GENERAL PROVISIONS

Grace Period. Thirty-one days of grace are hereby granted for the payment of each premium except the first and during such grace period this contract will remain in force.

Premium Default. Any premium for this contract which is unpaid at the end of the grace period will be in default. Upon such default, this contract will be continued in force as a paid-up variable annuity contract based on the number of accumulation units in the Accumulation Fund as of the due date of the premium in default and, subject to the Resumption of Premium Payments provision herein, the Company will not accept the payment of any premium thereafter.

Resumption of Premium Payments. Upon the payment of all past due premiums at any time within three years after the due date of the first premium then in default and while this contract is in force as a paid-up variable annuity contract, premium payments may be resumed in accordance with the provisions of this contract.

Modifications. No change or modification of this contract or waiver of its conditions will be valid unless made in writing and signed by the President, a Vice President, Secretary, Second Vice President, Actuary, Assistant Actuary, or Assistant Secretary of the Company.

Place of Payment. All payments under this contract are payable at the Company's Home Office in Dallas, Texas.

Misstatement of Age or Sex. If the age or sex of any person on whose life any payment hereunder is based has been misstated, any amount payable by the Company under this contract will be that which would have been provided based on the correct age and sex. If annuity payments are being made, underpayments by the Company will be added to and overpayments will be charged against annuity payments thereafter becoming due.

Statements In Application. The statements made in the application will, in the absence of fraud, be deemed representations and not warranties and no statement will void this contract or be used to defend against a claim unless such statement is contained in the application.

Proof of Age. If any payment becoming payable hereunder is based on the age of any person, proof satisfactory to the Company of the correct age of such person will be required before any such payment is made.

Incontestability. This contract is incontestable after the first contract year.

Assignment. An assignment of this contract will not be binding on the Company unless it is in writing and filed with the Company at its Home Office. The Company will not be responsible for the legal effect of any assignment.

Nonparticipating. This contract is nonparticipating and is not entitled to share in the profits or surplus earnings of the Company.

Instruments in Writing Required. All notices required to be furnished the Company under the provisions herein and all elections made under this contract shall be furnished in writing to the Company at its Home Office in Dallas, Texas, and the Company shall not be bound by any notice or election made in any other manner.

Evidence of Survival. When a payment hereunder is contingent upon the survival of any person, evidence of such person's survival must be furnished either by personal endorsement of check drawn for said payment or otherwise to the Company's satisfaction.

Gender. Pronouns of masculine gender refer to persons of either sex.

Relation of this Contract to the General Account and the Separate Account. The Company shall have exclusive and absolute ownership and control of the assets of both the General Account and the Separate Account. The Company's method of determining the value of accumulation and annuity units will be conclusive upon the Owner, the Annuitant, and any beneficiary.

Voting Rights. The Owner shall have the right to cast the votes attributable to this contract at the meetings of contract owners.

Transfers Between the General Account and the Separate Account. The Company will when necessary transfer from the General Account to the Separate Account such amounts as may be required to carry out the guarantees contained in this contract as to expense and mortality results. However, no such transfer shall be made, and the Company does not obligate itself to make any such transfer, which would result in an impairment of the statutory reserves of the Company, and this guarantee is accordingly limited. The limitation on this guarantee applies at all times, even in the event of receivership.

If at any time the assets of the Separate Account exceed the liabilities of the Separate Account, Southwestern may transfer all or any portion of such excess to the General Account.

Statement of Account. At least twice during each contract year, the Company will furnish the Owner a statement of the investments held in the Separate Account and a statement of the number of units credited under this contract in the Separate Account and the dollar value of each unit as of a date not more than four months prior to the date such statement is mailed.

Application of Laws and Regulations. Except as superior law may exclude, any provision of this contract which is in conflict or not in accordance with the laws and requirements of the jurisdiction in which the Contract Owner resides at the time of the execution of the contract is subject to the requirements of such laws and regulations. This contract is further subject to the inclusion of any contract provision required by law or regulation which may have been omitted.

The Separate Account applicable to and identified with this contract is divisible for various purposes in respect of regulation and compliance with law, including divisibility as it is applicable to any functions arising from the provisions of this contract or provisions of law and regulation.

Variations in values or cost of accumulative units or the amount of premiums or benefits applied to the investment portfolio are or will be made to effect requirements of law or regulation.

VALUATION PROVISIONS

Determination of Values. The value of the Separate Account and of accumulation and annuity units will be determined daily as provided herein.

Investment Rates and Investment Factors. The gross investment rate for any date is equal to (a) divided by (b) where (a) is the Separate Account's investment income for such date, plus the Separate Account's realized and unrealized capital gains for such date, minus an amount not greater than the sum of

(1) the Separate Account's realized and unrealized capital losses for such date,

(2) an amount for any applicable taxes arising from income and realized and unrealized capital gains on the Separate Account or otherwise from the existence of the Separate Account,

(3) an amount for fees and expenses of audit of the Separate Account, and

(4) an amount for compensation and expenses of the Members of the Board of Managers and employees of the Separate Account who are not affiliated persons of Southwestern;

and (b) is the value of the Separate Account for the immediately preceding date adjusted by amounts added to or subtracted from the Separate Account on such date. Such gross investment rate may be either positive or negative.

The net investment rate for any date is equal to the gross investment rate expressed in decimal form less a deduction of .0000363.

The net investment factor for any date is the sum of 1.0000000 plus the net investment rate for such date.

Accumulation Unit Value. The value of an accumulation unit was established at $1.000000 on April 10, 1968. The value of an accumulation unit for any date thereafter is determined by multiplying the accumulation unit value for the immediately preceding date by the net investment factor for the current date.

Annuity Unit Value. The value of a fixed annuity unit is $1.000000. The value of a variable annuity unit applicable to annuity forms based on an interest assumption of 3% per annum was established at $1.000000 on April 18, 1968.

The value of such variable annuity unit for any date thereafter is determined by multiplying the value of such variable annuity unit for the immediately preceding date by the product of (a) .999919 and (b) the net investment factor for the date for which the value is being calculated.

Valuation of Assets. The value of the Separate Account for any date shall be the sum of

(1) the cash held therein,

(2) the total market value for securities held therein which are traded on an organized exchange, valued at the last available closing price on such date,

(3) the total market value for securities held therein which are traded over the counter, valued at the last available bid price on such date, and

(4) the fair market value of all other property held therein,

minus the liabilities of the Separate Account.

ANNUITY BENEFITS

Election of Annuity. At least 30 days prior to the Annuity Date, the Owner may, while the Annuitant is living and while this contract is in force, elect a variable annuity payable from the Separate Account or a fixed annuity payable from the General Account in accordance with one of the annuity forms set forth below, or a combination thereof, and such annuity will begin on the date stated in such election. Such date may be either on or before the Annuity Date, but not before the date of such election. Each annuity payment will be payable on the first business day following the due date of such payment.

ANNUITY FORM 1. A monthly life annuity terminating with the last monthly payment due prior to the Annuitant's death.

ANNUITY FORM 2. A monthly life annuity with the provision that if the Annuitant should die before having received payments for 10, 15 or 20 years, then the payments for the remainder of the selected period will be continued to the Annuitant's beneficiary, unless before receiving the first such payment the beneficiary should elect to have the commuted value of such remaining payments, based on the dollar amount of the last payment made and interest at the rate of 3% per annum, compounded annually, paid in one sum.

ANNUITY FORM 3. A monthly life annuity terminating with the last payment due prior to the Annuitant's death, except that, at the death of the Annuitant, the beneficiary, if living, otherwise the Owner, if living, otherwise the executors or administrators of the Owner's Estate, will receive a lump sum payment of the dollar value of the number of annuity units equal to the excess, if any, of (a) over (b) where (a) is the total amount applied under this annuity form divided by the annuity unit value for the due date of the Annuitant's first annuity payment and (b) is the number of annuity units represented by each payment multiplied by the number of payments made.

ANNUITY FORM 4. A joint life and survivor annuity under which monthly payments will be made for 10 years and so long thereafter as either the Annuitant or his beneficiary shall live. This annuity form will not be available

The variable annuity payments provided hereunder are funded solely from the Separate Account of which they are an obligation and, except to the extent of transfers as specifically provided herein, shall have no claim against any other assets of the Company.

Fixed Annuity. A fixed annuity is an annuity payable from the General Account with payments remaining fixed as to dollar amount throughout the payment period. The number of annuity units is determined when payments commence, and the value of a fixed annuity unit is always $1.000000.

Each fixed annuity payment during the guaranteed period under Annuity Form 2 or 4 will be increased by such amounts, if any, as may be apportioned thereto by the Company, in its sole discretion, from its surplus interest earnings.

Amount of First Payment. For the purpose of determining the amount of the first annuity payment provided hereunder, the value of the Accumulation Fund is determined for the due date of the first annuity payment by the number of accumulation units credited to such Fund on such due date.

where more than one beneficiary is designated nor unless the designated beneficiary is a natural person.

If Annuity Form 2 or 4 has been elected and the Annuitant and the beneficiary both die before payment has been made for the guaranteed period, then the commuted value of the payments for the remainder of the guaranteed period, based on the dollar amount of the last payment made and interest at the rate of 3% per annum, compounded annually, will be paid to the Owner, if living, otherwise to the executors or administrators of the Owner's Estate.

Additional Form. An optional method of settlement in lieu of those specified above may be arranged through agreement between the Owner and the Company.

Variable Annuity. A variable annuity is an annuity payable from the Separate Account with payments varying in amount in accordance with net investment results of the Separate Account. The dollar amount of such payments may increase or decrease. The number of variable annuity units is determined by dividing the first variable annuity payment by the variable annuity unit value for the due date of the first annuity payment. The number of such annuity units remains fixed during the annuity payment period.

The dollar amount of the first variable annuity payment is determined in accordance with the provisions set forth herein. The dollar amount of each variable annuity payment after the first is determined by multiplying the number of variable annuity units by the variable annuity unit value for the date on which the payment is due.

The Company guarantees that its actual expense and actual mortality results will not adversely affect the dollar amounts of variable annuity payments or other contractual payments or values provided hereunder.

The amount of the first monthly payment is determined from the tables contained in this Annuity Benefits Section and varies according to the annuity form elected, the sex and age of the Annuitant and beneficiary, if applicable, and the value of the Accumulation Fund, less any applicable premium taxes not previously deducted.

In lieu of a life annuity with a first monthly payment in the amount otherwise provided under this contract, the Owner may, prior to the due date of the first annuity payment, elect an annuity with a first monthly payment in the amount which can be provided by a single premium annuity contract of the same type, if any, then being issued by the Company at its then applicable published rates in consideration of a single premium equal to 103% of the amount which would otherwise be applied to determine the first monthly payment. In the event of such election, the commuted values in connection with such annuity will be determined on the basis of the interest rate used to determine the net single premium for such published rates, and the variable annuity unit values in connection with such annuity will be those applicable to such interest rate.

The following tables are based on the Progressive Annuity Table with interest at the rate of 3% per annum, assume births in the year 1900 and show the dollar amount of the first monthly payment which can be purchased under each annuity form with each $1,000 of value in the Accumulation Fund. If a fixed annuity is elected, the age of the Annuitant and the age of the beneficiary, if applicable, will be actual age last birthday on the due date of the first annuity payment. If a variable annuity is elected, the age of the Annuitant and the age of the beneficiary, if applicable, will be actual age last birthday on the due date of the first annuity payment adjusted in the following manner:

Calendar Year of Birth	Before 1900	1900-1919	1920-1939	1940-1959	1960-1979
Adjusted Age is Actual Age	Plus 1	Plus 0	Minus 1	Minus 2	Minus 3

Gender. Pronouns of masculine gender refer to persons of either sex.

Relation of this Contract to the General Account and the Separate Account. The Company shall have exclusive and absolute ownership and control of the assets of both the General Account and the Separate Account. The Com-

General Account.

Statement of Account. At least twice during each contract year, the Company will furnish the Owner a statement of the investments held in the Separate Account and a statement of the number of units credited under this contract in the Separate Account and the dollar value

AGE		ANNUITY FORM 1	ANNUITY FORM 2			ANNUITY FORM 3
		LIFE WITH NO	GUARANTEED PERIOD			UNIT
Male	Female	GUARANTEE	10 Years	15 Years	20 Years	REFUND
5	9	$2.82	$2.82	$2.82	$2.82	$2.82
6	10	2.83	2.83	2.83	2.83	2.83
7	11	2.85	2.85	2.85	2.84	2.84
8	12	2.86	2.86	2.86	2.86	2.85
9	13	2.87	2.87	2.87	2.87	2.87
10	14	2.89	2.89	2.89	2.89	2.88
11	15	2.90	2.90	2.90	2.90	2.90
12	16	2.92	2.92	2.92	2.92	2.91
13	17	2.93	2.93	2.93	2.93	2.93
14	18	2.95	2.95	2.95	2.95	2.94
15	19	2.97	2.97	2.97	2.97	2.96
16	20	2.99	2.99	2.98	2.98	2.98
17	21	3.01	3.00	3.00	3.00	2.99
18	22	3.03	3.02	3.02	3.02	3.01
19	23	3.05	3.04	3.04	3.04	3.03
20	24	3.07	3.07	3.06	3.06	3.05
21	25	3.09	3.09	3.09	3.08	3.07
22	26	3.11	3.11	3.11	3.11	3.10
23	27	3.14	3.14	3.13	3.13	3.12
24	28	3.16	3.16	3.16	3.15	3.14
25	29	3.19	3.19	3.18	3.18	3.17
26	30	3.22	3.21	3.21	3.21	3.19
27	31	3.25	3.24	3.24	3.23	3.22
28	32	3.28	3.27	3.27	3.26	3.25
29	33	3.31	3.30	3.30	3.29	3.27
30	34	3.35	3.34	3.33	3.32	3.30
31	35	3.38	3.37	3.37	3.36	3.34
32	36	3.41	3.41	3.40	3.39	3.37
33	37	3.45	3.45	3.44	3.43	3.40
34	38	3.49	3.48	3.48	3.46	3.44
35	39	3.53	3.53	3.52	3.50	3.47
36	40	3.58	3.57	3.56	3.54	3.51
37	41	3.62	3.61	3.60	3.58	3.55
38	42	3.67	3.66	3.65	3.62	3.59
39	43	3.72	3.71	3.70	3.67	3.63
40	44	3.78	3.76	3.75	3.72	3.68
41	45	3.83	3.82	3.80	3.76	3.73
42	46	3.89	3.88	3.85	3.81	3.78
43	47	3.95	3.94	3.91	3.87	3.83
44	48	4.02	4.00	3.97	3.92	3.88
45	49	4.09	4.07	4.03	3.97	3.94
46	50	4.16	4.14	4.10	4.03	3.99
47	51	4.24	4.21	4.16	4.09	4.06

AGE		ANNUITY FORM 1	ANNUITY FORM 2			ANNUITY FORM 3
		LIFE WITH NO	GUARANTEED PERIOD			UNIT
Male	Female	GUARANTEE	10 Years	15 Years	20 Years	REFUND
48	52	$ 4.32	$4.29	$4.23	$4.15	$ 4.12
49	53	4.41	4.37	4.31	4.21	4.19
50	54	4.50	4.45	4.39	4.28	4.26
51	55	4.60	4.55	4.47	4.34	4.33
52	56	4.70	4.64	4.55	4.41	4.41
53	57	4.81	4.74	4.64	4.48	4.49
54	58	4.98	4.85	4.72	4.55	4.57
55	59	5.08	4.96	4.82	4.62	4.66
56	60	5.19	5.07	4.91	4.69	4.75
57	61	5.33	5.19	5.01	4.75	4.85
58	62	5.48	5.32	5.11	4.82	4.95
59	63	5.64	5.45	5.21	4.89	5.06
60	64	5.81	5.60	5.32	4.95	5.18
61	65	5.99	5.74	5.43	5.02	5.30
62	66	6.19	5.89	5.53	5.08	5.42
63	67	6.40	6.05	5.64	5.14	5.56
64	68	6.62	6.22	5.75	5.19	5.70
65	69	6.86	6.39	5.85	5.24	5.84
66	70	7.12	6.57	5.96	5.28	6.00
67	71	7.40	6.75	6.06	5.33	6.17
68	72	7.70	6.93	6.16	5.36	6.34
69	73	8.02	7.12	6.25	5.39	6.53
70	74	8.37	7.32	6.34	5.42	6.72
71	75	8.75	7.51	6.42	5.44	6.93
72	76	9.15	7.70	6.49	5.46	7.15
73	77	9.59	7.89	6.56	5.48	7.39
74	78	10.07	8.08	6.62	5.49	7.64
75	79	10.58	8.26	6.67	5.49	7.90
76	80	11.14	8.43	6.72	5.50	8.18
77	81	11.75	8.60	6.75	5.51	8.49
78	82	12.41	8.75	6.78	5.51	8.80
79	83	13.12	8.90	6.81	5.51	9.15
80	84	13.91	9.02	6.83	5.51	9.51
81	85	14.76	9.14	6.84	5.51	9.90
82	86	15.69	9.24	6.85	5.51	10.34
83	87	16.70	9.32	6.86	5.51	10.77
84	88	17.81	9.39	6.86	5.51	11.25
85	89	19.02	9.45	6.87	5.51	11.79
86	90	20.35	9.50	6.87	5.51	12.33
87	91	21.79	9.53	6.87	5.51	12.91
88	92	23.38	9.56	6.87	5.51	13.59
89	93	25.12	9.58	6.87	5.51	14.27
90 & over	94 & over	27.02	9.59	6.87	5.51	14.98

ANNUITY FORM 4

Male....		50	51	52	53	54	55	56	57	58	59	60	61	62	63	64	65
Female..		54	55	56	57	58	59	60	61	62	63	64	65	66	67	68	69
M	F																
40	44	$3.59	$3.60	$3.61	$3.63	$3.64	$3.65	$3.66	$3.67	$3.67	$3.69	$3.69	$3.70	$3.71	$3.71	$3.72	$3.72
41	45	3.62	3.64	3.65	3.66	3.68	3.69	3.70	3.71	3.72	3.73	3.74	3.75	3.75	3.76	3.77	3.77
42	46	3.65	3.67	3.69	3.70	3.72	3.73	3.74	3.75	3.76	3.77	3.78	3.80	3.80	3.81	3.82	3.83
43	47	3.69	3.70	3.72	3.74	3.76	3.77	3.78	3.80	3.81	3.82	3.83	3.84	3.85	3.86	3.87	3.88
44	48	3.72	3.74	3.76	3.78	3.80	3.82	3.83	3.84	3.86	3.87	3.88	3.89	3.90	3.92	3.93	3.93
45	49	3.76	3.78	3.80	3.82	3.84	3.86	3.88	3.89	3.91	3.92	3.94	3.94	3.96	3.97	3.98	3.99
46	50	3.79	3.81	3.84	3.86	3.88	3.90	3.92	3.94	3.96	3.97	3.99	4.00	4.01	4.03	4.04	4.05
47	51	3.82	3.85	3.87	3.90	3.92	3.94	3.96	3.99	4.01	4.02	4.04	4.06	4.07	4.08	4.10	4.11
48	52	3.86	3.88	3.91	3.94	3.97	3.99	4.01	4.03	4.06	4.08	4.10	4.11	4.13	4.15	4.16	4.18
49	53	3.89	3.92	3.95	3.98	4.01	4.04	4.06	4.08	4.11	4.13	4.16	4.17	4.19	4.21	4.23	4.24
50	54	3.93	3.95	3.99	4.02	4.05	4.08	4.11	4.13	4.16	4.18	4.21	4.24	4.25	4.27	4.29	4.31
51	55	3.95	4.00	4.02	4.06	4.09	4.12	4.15	4.19	4.21	4.24	4.27	4.29	4.32	4.34	4.36	4.38
52	56	3.99	4.02	4.07	4.10	4.14	4.17	4.20	4.23	4.27	4.30	4.32	4.35	4.38	4.41	4.43	4.45
53	57	4.02	4.06	4.10	4.14	4.17	4.22	4.25	4.28	4.32	4.36	4.39	4.42	4.45	4.48	4.51	4.53
54	58	4.05	4.09	4.14	4.17	4.22	4.26	4.30	4.34	4.37	4.41	4.45	4.48	4.51	4.54	4.57	4.61
55	59	4.08	4.12	4.17	4.22	4.26	4.31	4.34	4.39	4.43	4.47	4.51	4.55	4.58	4.61	4.65	4.68
56	60	4.11	4.15	4.20	4.25	4.30	4.34	4.40	4.44	4.48	4.53	4.57	4.61	4.65	4.69	4.72	4.76
57	61	4.13	4.19	4.23	4.28	4.34	4.39	4.44	4.49	4.53	4.59	4.63	4.67	4.72	4.76	4.80	4.84
58	62	4.16	4.21	4.27	4.32	4.37	4.43	4.48	4.53	4.59	4.64	4.69	4.74	4.78	4.83	4.88	4.92
59	63	4.18	4.24	4.30	4.36	4.41	4.47	4.53	4.59	4.64	4.70	4.75	4.81	4.85	4.90	4.95	5.00
60	64	4.21	4.27	4.32	4.39	4.45	4.51	4.57	4.63	4.69	4.75	4.82	4.87	4.93	4.98	5.03	5.08
61	65	4.24	4.29	4.35	4.42	4.48	4.55	4.61	4.67	4.74	4.81	4.87	4.94	4.99	5.05	5.11	5.17
62	66	4.25	4.32	4.38	4.45	4.51	4.58	4.65	4.72	4.78	4.85	4.93	4.99	5.07	5.12	5.19	5.25
63	67	4.27	4.34	4.41	4.48	4.54	4.61	4.69	4.76	4.83	4.90	4.98	5.05	5.12	5.20	5.26	5.33
64	68	4.29	4.36	4.43	4.51	4.57	4.65	4.72	4.80	4.88	4.95	5.03	5.11	5.19	5.26	5.35	5.41
65	69	4.31	4.38	4.45	4.53	4.61	4.68	4.76	4.84	4.92	5.00	5.08	5.17	5.25	5.33	5.41	5.50
66	70	4.32	4.40	4.47	4.55	4.63	4.71	4.79	4.87	4.96	5.05	5.14	5.22	5.31	5.40	5.49	5.57
67	71	4.34	4.41	4.49	4.57	4.65	4.74	4.83	4.91	5.00	5.09	5.18	5.28	5.37	5.46	5.55	5.65
68	72	4.35	4.43	4.51	4.59	4.67	4.76	4.85	4.95	5.04	5.13	5.22	5.32	5.43	5.52	5.62	5.72
69	73	4.37	4.44	4.53	4.61	4.70	4.79	4.88	4.97	5.07	5.17	5.27	5.37	5.47	5.58	5.68	5.79
70	74	4.38	4.46	4.54	4.63	4.71	4.81	4.90	5.00	5.10	5.21	5.31	5.41	5.52	5.63	5.75	5.86

DEATH BENEFIT

Amount of Death Benefit. If the death of the Annuitant occurs prior to the due date of the first annuity payment, the Company will, upon receipt at its Home Office of death, pay to the beneficiary the value of the Accumulation Fund as of the date on which such proof of death is

ENDORSEMENT

The Cash Surrender Provision contained in this contract is hereby amended in its entirety as of the Contract Date to read as follows:

CASH SURRENDER PROVISION

Prior to the due date of the first annuity payment, the Owner may elect to surrender all or a portion of the Accumulation Fund and receive a cash payment to be made within seven days after the Company receives such election, plus any period of extension under applicable Federal laws, rules and regulations governing the redemption of variable annuities, in an amount equal to the value of the number of accumulation units surrendered from the Accumulation Fund, valued as of the date the Company receives such election.

Upon the surrender of a portion of the Accumulation Fund, such Fund will be reduced by the number of accumulation units surrendered. This contract will terminate as of the date the entire Accumulation Fund is surrendered.

Secretary

A-6094

's b

om)

DEATH BENEFIT SETTLEMENT OPTIONS

Election of Options for Proceed yable on Death. The Owner may, prior to the Annuitant's death, elect to have any death benefit of $2,000 or more paid to the designated beneficiary according to one of the following optional methods of payment and as hereinafter provided. If the Owner has not made such an election, then the beneficiary may so elect after the Annuitant's death. Any proceeds which become payable hereunder will be transferred from the Separate Account to the General Account and the applica payments will be made from the General Account.

OPTION 1. **Monthly Payments for a Guaranteed Period.** All or part of such proceeds may be used to provide equal monthly payments for a guaranteed period of years, not more than 50. The following table shows the amount payable monthly in advance for each $1,000 of such proceeds.

Years Payable	Monthly Payment	Years Payable	Monthly Payment	Years Payable	Monthly Payment	Years Payable	Monthly Payment	Years Payable	Monthly Payment
1	$84.47	11	$8.86	21	$5.32	31	$4.10	41	$3.50
2	42.86	12	8.24	22	5.15	32	4.02	42	3.46
3	28.99	13	7.71	23	4.99	33	3.95	43	3.42
4	22.06	14	7.26	24	4.84	34	3.88	44	3.38
5	17.91	15	6.87	25	4.71	35	3.82	45	3.34
6	15.14	16	6.53	26	4.59	36	3.76	46	3.31
7	13.16	17	6.23	27	4.47	37	3.70	47	3.28
8	11.68	18	5.96	28	4.37	38	3.65	48	3.25
9	10.53	19	5.73	29	4.27	39	3.60	49	3.22
10	9.61	20	5.51	30	4.18	40	3.55	50	3.19

OPTION 2. **Monthly Payments for Life.** All or part of such proceeds may be used to provide equal monthly payments for a guaranteed period of 10, 15 or 20 years, or until the total amount paid equals the proceeds so payable (Instalment Refund), and thereafter during the lifetime of a natural person designated in this contract as the beneficiary to receive the proceeds so payable. The Company will require satisfactory proof of the correct age of such person. The following table shows the amount payable monthly in advance for each $1,000 of such proceeds, such amount depending on the sex and age last birthday on the due date of the first payment of the person on whose life the payments are based and on the guaranteed period selected.

AGE		GUARANTEED PERIOD				AGE		GUARANTEED PERIOD			
Male	Female	10 Years	15 Years	20 Years	Instalment Refund	Male	Female	10 Years	15 Years	20 Years	Instalment Refund
5	9	$2.82	$2.82	$2.82	$2.82	48	52	$4.29	$4.23	$4.15	$4.15
6	10	2.83	2.83	2.83	2.83	49	53	4.37	4.31	4.21	4.22
7	11	2.85	2.85	2.84	2.84	50	54	4.45	4.39	4.28	4.29
8	12	2.86	2.86	2.86	2.86	51	55	4.55	4.47	4.34	4.37
9	13	2.87	2.87	2.87	2.87	52	56	4.64	4.55	4.41	4.45
10	14	2.89	2.89	2.89	2.88	53	57	4.74	4.64	4.48	4.54
11	15	2.90	2.90	2.90	2.90	54	58	4.85	4.72	4.55	4.62
12	16	2.92	2.92	2.92	2.91	55	59	4.96	4.82	4.62	4.72
13	17	2.93	2.93	2.93	2.93	56	60	5.07	4.91	4.69	4.82
14	18	2.95	2.95	2.95	2.94	57	61	5.19	5.01	4.75	4.92
15	19	2.97	2.97	2.97	2.96	58	62	5.32	5.11	4.82	5.03
16	20	2.99	2.98	2.98	2.98	59	63	5.45	5.21	4.89	5.14
17	21	3.00	3.00	3.00	3.00	60	64	5.60	5.32	4.95	5.26
18	22	3.02	3.02	3.02	3.02	61	65	5.74	5.43	5.02	5.39
19	23	3.04	3.04	3.04	3.04	62	66	5.89	5.53	5.08	5.53
20	24	3.07	3.06	3.06	3.06	63	67	6.05	5.64	5.14	5.67
21	25	3.09	3.09	3.08	3.08	64	68	6.22	5.75	5.19	5.82
22	26	3.11	3.11	3.11	3.10	65	69	6.39	5.85	5.24	5.98
23	27	3.14	3.13	3.13	3.12	66	70	6.57	5.96	5.28	6.14
24	28	3.16	3.16	3.15	3.15	67	71	6.75	6.06	5.33	6.32
25	29	3.19	3.18	3.18	3.17	68	72	6.93	6.16	5.36	6.51
26	30	3.21	3.21	3.21	3.20	69	73	7.12	6.25	5.39	6.71
27	31	3.24	3.24	3.23	3.22	70	74	7.32	6.34	5.42	6.93
28	32	3.27	3.27	3.26	3.25	71	75	7.51	6.42	5.44	7.15
29	33	3.30	3.30	3.29	3.28	72	76	7.70	6.49	5.46	7.39
30	34	3.34	3.33	3.32	3.31	73	77	7.89	6.56	5.48	7.65
31	35	3.37	3.37	3.36	3.34	74	78	8.08	6.62	5.49	7.91
32	36	3.41	3.40	3.39	3.38	75	79	8.26	6.67	5.49	8.21
33	37	3.45	3.44	3.43	3.41	76	80	8.43	6.72	5.50	8.51
34	38	3.48	3.48	3.46	3.45	77	81	8.60	6.75	5.51	8.84
35	39	3.53	3.52	3.50	3.48	78	82	8.75	6.78	5.51	9.20
36	40	3.57	3.56	3.54	3.52	79	83	8.90	6.81	5.51	9.57
37	41	3.61	3.60	3.58	3.56	80	84	9.02	6.83	5.51	9.97
38	42	3.66	3.65	3.62	3.60	81	85	9.14	6.84	5.51	10.41
39	43	3.71	3.70	3.67	3.65	82	86	9.24	6.85	5.51	10.86
40	44	3.76	3.75	3.72	3.70	83	87	9.32	6.86	5.51	11.35
41	45	3.82	3.80	3.76	3.74	84	88	9.39	6.86	5.51	11.90
42	46	3.88	3.85	3.81	3.79	85	89	9.45	6.87	5.51	12.44
43	47	3.94	3.91	3.87	3.85	86	90	9.50	6.87	5.51	13.05
44	48	4.00	3.97	3.92	3.90	87	91	9.53	6.87	5.51	13.73
45	49	4.07	4.03	3.97	3.96	88	92	9.56	6.87	5.51	14.41
46	50	4.14	4.10	4.03	4.02	89	93	9.58	6.87	5.51	15.15
47	51	4.21	4.16	4.09	4.08	90 & over	94 & over	9.59	6.87	5.51	15.99

OPTION 3. **Payments of Specified Amount.** All or part of such proceeds may be used to provide instalments of specified amounts until such proceeds, with interest at the rate of 3% per annum compounded annually on any portion remaining unpaid, have been paid in full.

OPTION 4. **Deferred Payment.** Payment of all or part of such proceeds may be deferred for a specified period of time not more than 50 years, or for the remaining lifetime of a person designated in the election. During the period of deferment interest at the rate of 2½% per

annum, compounded annually, on any portion remaining unpaid will be added to the proceeds or will be paid as it accrues at such intervals as are specified in the election of this option. Such interest will not be paid other than annually unless the amount of each interest payment is at least $20. The election of this option may provide for payment of the proceeds and the accumulated interest, if any, under Option 1, 2 or 3 at the end of the period of deferment or at any time prior thereto. If such provision has not been made, payment will be made in one sum at the end of the period of deferment.

Additional Method. An additional method of settlement in lieu of those specified above may be arranged through agreement between the person entitled to elect such method of settlement and the Company.

Alternate Life Income. If any death benefit becomes payable under Option 2, then in lieu of the monthly payments in the amount otherwise provided under this contract, the beneficiary may, prior to the date the first payment is made, elect monthly payments in the amount which can be provided by a single premium fixed annuity contract of the same type, if any, then being issued by the Company at its then applicable published rates in consideration of a single premium equal to 103% of the death benefit which would otherwise be used to provide the monthly payments. In the event of such election, the commuted values will be determined on the basis of the interest rate used to determine the net single premium for such rates.

Surrender of Contract. Whenever proceeds of this contract become payable under one of the above settlement options, the contract must be surrendered to the Company at its Home Office, and the Company will issue a supplementary contract providing for payment of the proceeds.

Minimum Payment. If under Option 1, 2, or 3 the amount of each payment would be less than $20, the Company will make payments at such annual, semiannual or quarterly intervals as will make each payment amount to at least $20, but if the amount of any annual payment would be less than $20, the Company will discharge its liability under this contract by paying the proceeds in one sum as though an optional method of payment had not been elected.

Payments Other Than Monthly. The person electing payment under Option 1 or 2 may elect to have the proceeds paid in annual, semiannual or quarterly payments instead of in monthly payments, the amount of such payments to be determined by multiplying the monthly payment by the appropriate factor from the following table:

	Annual	Semiannual	Quarterly
Option 1	11.839	5.963	2.993
Option 2	11.668	5.923	2.985

Additional Interest. Each interest credit or payment under Options 1, 3 and 4 and each payment during the guaranteed period under Option 2 will be increased by such amounts, if any, as may be apportioned thereto by the Company, in its sole discretion, from its surplus interest earnings.

Payees. Wherever used herein "payee" or "payees" will mean the person or persons to whom payments are to be made under the settlement option elected. Only a beneficiary designated in this contract can be the original payee of the proceeds payable to such beneficiary on the death of the Annuitant. In an election of a settlement option one or more contingent payees may be designated to receive any payments remaining unpaid on the death of the prior payee or payees with the right reserved to the person making such election to change such contingent payee or payees. The Company may require satisfactory evidence that a payee or any person on whose life payments are to be based is alive before making any payment, and if request is made for such evidence, the payment will not be made or deemed due until such evidence has been received by the Company at its Home Office. A payee cannot assign, hypothecate, commute or otherwise anticipate in any manner any payment under any settlement option provided herein except to the extent of the unpaid portion of any proceeds for which a right of withdrawal or commutation is specifically given in the election of the settlement option.

Withdrawal. An election to have the proceeds paid under Option 3 or 4 may reserve to a payee the right to withdraw at any time all or part of the unpaid proceeds payable to such payee, provided that not more than four partial withdrawals may be made during any calendar year. An election to have the proceeds paid under Option 1 or 2 may reserve to a payee the right to receive at any time the commuted value of the payments remaining to such payee during the selected guaranteed period computed on the basis of interest at the rate of 3% per annum, compounded annually. If under Option 2 such commuted value is withdrawn, no further payments will be made for the remainder of the guaranteed period originally selected, but any life income payable at the expiration of such period will not be affected.

Payments after Death of Last Payee. On the death of the last survivor of the designated payees the Company will pay to the executors or administrators of the estate of such last payee (1) under Option 1, the commuted value of the payments for the remainder of the guaranteed period, computed on the basis of interest at the rate of 3% per annum, compounded annually or (2) under Option 3 or 4, the portion of any proceeds remaining unpaid with accumulated interest, if any, or (3) under Option 2, the commuted value of the payments for the remainder of the guaranteed period, computed on the basis of interest at the rate of 3% per annum, compounded annually.

CASH SURRENDER PROVISION

Prior to the due date of the first annuity payment, the Owner may elect to surrender all or a portion of the Accumulation Fund and receive a cash payment to be made within seven days after the Company receives such election, plus any period of extension under applicable Federal laws, rules and regulations governing the redemption of variable annuities, in an amount equal to the value of the number of accumulation units surrendered from the Accumulation Fund, valued as of the date the Company receives such election, except that if this contract has been in force for less than 10 years, then such payment will be reduced by an amount equal to

SEE ENDORSEMENT

(1) 2% of the value of the accumulation units surrendered, if this contract has been in force for less than 5 years, or

(2) 1% of the value of the accumulation units surrendered, if this contract has been in force for at least 5 years but less than 10 years.

Upon the surrender of a portion of the Accumulation Fund, such Fund will be reduced by the number of accumulation units surrendered. This contract will terminate as of the date the entire Accumulation Fund is surrendered.

Southwestern Life
INSURANCE COMPANY · DALLAS

Annuitant
Owner
Annuity Date
Deduction Percentage

SAMPLE

Contract Number
Age of Annuitant
Contract Date
Initial Premium

SAMPLE

SAMPLE

VAR CERT

Southwestern Life Insurance Company (a stock company herein called the Company) agrees, subject to the terms and conditions of this contract, to pay to the Owner, if the Annuitant is then living, a variable annuity beginning on the Annuity Date with payments guaranteed for 10 years and as long thereafter as the Annuitant shall live.

The amount of the first annuity payment and each payment thereafter will be determined in accordance with the provisions contained herein.

SAMPLE SAMPLE

On the death of the Annuitant prior to the due date of the first annuity payment and while this contract is in force the Company will pay to the beneficiary the death benefit provided herein.

This contract is issued in consideration of the application therefor and the payment of the Initial Premium shown above. Supplementary premiums may be paid in accordance with the Supplementary Premiums provision herein. The application, a copy of which is hereto attached, and all of the terms and provisions on this and the following pages are a part hereof and constitute the entire contract.

The original beneficiary designation is contained in the application. The Owner may change the beneficiary designation at any time while this contract is in force by furnishing written notice of the change to the Company. The change will take effect only when it is received by the Company, but when so received, such change will be considered effective as of the date of the notice of change, whether or not the Annuitant is living at the time of such receipt, subject to any payment made or other action taken by the Company prior to such receipt. The interest of any beneficiary who dies before the Annuitant will terminate immediately on such death, and if no beneficiary is living or in existence at the time of the death of the Annuitant, the amount payable under this contract will be paid to the Owner, if living, otherwise to the executors or administrators of the Owner's Estate.

In testimony whereof, the Company has caused this contract to be executed at its Home Office, 1807 Ross Avenue, Dallas, Texas 75201, as of the Contract Date shown above which is the date hereof and the date from which contract months, years and anniversaries will be computed.

COUNTERSIGNED

D. A. Stubblefield — VICE PRESIDENT AND SECRETARY

REGISTRAR

Ben P Denman — PRESIDENT

Deferred Variable Annuity
Initial Premium With Optional Supplementary Premiums
Nonparticipating

SAMPLE SAMPLE

ALL PAYMENTS AND VALUES PROVIDED BY THIS CONTRACT, WHEN BASED ON INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT, ARE VARIABLE AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT

FPDVA-1 68-1

B-5292

SUPPLEMENTARY PREMIUMS

Before the commencement of an annuity hereunder, supplementary premiums may be paid to the Company, but not more often than once each month, for the purpose of increasing the amount of annuity to be provided by this contract. The Company may refuse to accept any such supplementary premium which is less than $10 in amount. The total amount of such supplementary premiums payable during any one contract year may, at the option of the Company, be limited to two times the premiums paid during the first contract year. Premiums are payable to the Company at its Home Office in Dallas, Texas, or to any authorized agent in exchange for the Company's receipt signed by its President or Secretary and countersigned by such agent.

DEDUCTIONS FROM PREMIUMS

A percentage of each premium plus any applicable premium taxes shall be deducted by the Company from each premium received. The percentage to be deducted is shown on the first page hereof as the Deduction Percentage. The remaining net premium shall be applied to the Separate Account by the Company as of the date on which the premium is received at its Home Office to provide accumulation units. The number of accumulation units provided shall be determined by dividing the net premium by the dollar value of one accumulation unit for such date. The number of accumulation units so determined will be credited to the Accumulation Fund and will not be affected by any subsequent change in the dollar value of an accumulation unit. The dollar value of an accumulation unit may vary from date to date.

DEFERRED ANNUITY DATE

The Owner, by written notice on or before the Annuity Date, may elect to have the Annuity Date deferred for a period of 5 years from the Annuity Date shown on the first page hereof. After such a deferment, the deferred Annuity Date will, for all purposes of this contract, be deemed to be the Annuity Date.

DEFINITIONS

"Separate Account" means those assets of the Company in a segregated investment account entitled "Variable Annuity Fund I of Southwestern Life" established by the Company for this class of contracts.

"General Account" means all assets of the Company which are not allocated to and made a part of the Separate Account or any other segregated account established by the Company.

"Accumulation Fund" means the sum of the accumulation units credited to this contract in the Separate Account.

GENERAL PROVISIONS

Modifications. No change or modification of this contract or waiver of its conditions will be valid unless made in writing and signed by the President, a Vice President, Secretary, Second Vice President, Actuary, Assistant Actuary, or Assistant Secretary of the Company.

Place of Payment. All payments under this contract are payable at the Company's Home Office in Dallas, Texas.

Misstatement of Age or Sex. If the age or sex of any person on whose life any payment hereunder is based has been misstated, any amount payable by the Company under the contract will be that which would have been provided based on the correct age and sex. If annuity payments are being made, underpayments by the Company will be added to and overpayments will be charged against annuity payments thereafter becoming due.

Statements in Application. The statements made in the ~~application will, in the absence of fraud, be deemed~~ representations and not warranties and no statement will void this contract or be used to defend against a claim unless such statement is contained in the application.

Proof of Age. If any payment becoming payable hereunder is based on the age of any person, proof satisfactory to the Company of the correct age of such person may be required before any such payment is made.

Incontestability. This contract is incontestable after the first contract year.

Assignment. An assignment of this contract will not be binding on the Company unless it is in writing and filed with the Company at its Home Office. The Company will not be responsible for the legal effect of any assignment.

Nonparticipating. This contract is nonparticipating and is not entitled to share in the profits or surplus earnings of the Company.

Instruments in Writing Required. All notices required to be furnished the Company under the provisions herein and all elections made under this contract shall be furnished in writing to the Company at its Home Office in Dallas, Texas, and the Company shall not be bound by any notice or election made in any other manner.

Evidence of Survival. When a payment hereunder is contingent upon the survival of any person, evidence of such person's survival must be furnished either by personal endorsement of check drawn for said payment or otherwise to the Company's satisfaction.

~~Gender. Pronouns of masculine gender refer to persons~~ of either sex.

Relation of this Contract to the General Account and the Separate Account. The Company shall have exclusive and absolute ownership and control of the assets of both the General Account and the Separate Account. The Company's method of determining the value of accumulation and annuity units will be conclusive upon all persons having an interest in this contract.

Voting Rights. The Owner shall have the right to cast the votes attributable to this contract at the meetings of contract owners.

Transfers Between the General Account and the Separate Account. The Company will when necessary transfer from the General Account to the Separate Account such amounts as may be required to carry out the guarantees contained in this contract as to expense and mortality results. However, no such transfer shall be made, and the Company does not obligate itself to make any such transfer, which would result in an impairment of the statutory reserves of the Company and this guarantee is accordingly limited. The limitation on this guarantee applies at all times even in the event of receivership.

If at any time the assets of the Separate Account exceed the liabilities of the Separate Account, Southwestern may transfer all or any portion of such excess to the General Account.

Statement of Account. At least twice during each contract year, the Company will furnish the Owner a statement of the investments held in the Separate Account and a statement of the number of units credited under this contract in the Separate Account and the dollar value of each unit as of a date not more than four months prior to the date such statement is mailed.

Application of Laws and Regulations. Except as superior law may exclude, any provision of this contract which is in conflict or not in accordance with the laws and requirements of the jurisdiction in which the Contract Owner resides at the time of the execution of the contract is subject to the requirements of such laws and regulations. This contract is further subject to the inclusion of any contract provision required by law or regulation which may have been omitted.

The Separate Account applicable to and identified with this contract is divisible for various purposes in respect of regulation and compliance with law, including divisibility as it is applicable to any functions arising from the provisions of this contract or provisions of law and regulation.

Variations in values or cost of accumulative units or the amount of premiums or benefits applied to the investment portfolio are or will be made to effect requirements of law or regulation.

VALUATION PROVISIONS

Determination of Values. The value of the Separate Account and of accumulation and annuity units will be determined on a daily basis as provided herein.

Investment Rates and Investment Factors. The gross investment rate for any date is equal to (a) divided by (b) where (a) is the Separate Account's investment income for such date, plus the Separate Account's realized and unrealized capital gains for such date, minus an amount not greater than the sum of

(1) the Separate Account's realized and unrealized capital losses for such date,

(2) an amount for any applicable taxes arising from income and realized and unrealized capital gains on the Separate Account or otherwise from the existence of the Separate Account,

(3) an amount for fees and expenses of audit of the Separate Account, and

(4) an amount for compensation and expenses of the independent Members of the Board of Managers and employees of the Separate Account;

and (b) is the value of the Separate Account for the immediately preceding date adjusted by amounts added to or subtracted from the Separate Account on such date. Such gross investment rate may be either positive or negative.

The net investment rate for any date is equal to the gross investment rate expressed in decimal form less a deduction of .0000363.

The net investment factor for any date is the sum of 1.0000000 plus the net investment rate for such date.

Accumulation Unit Value. The value of an accumulation unit was established at $1.000000 on April 10, 1968. The value of an accumulation unit for any date thereafter is determined by multiplying the accumulation unit value for the immediately preceding date by the net investment factor for the current date.

Annuity Unit Value. The value of a fixed annuity unit is $1.000000. The value of a variable annuity unit applicable to annuity forms based on an interest assumption of 3% per annum was established at $1.000000 on April 18, 1968.

The value of such variable annuity unit for any date thereafter is determined by multiplying the value of such variable annuity unit for the immediately preceding date by the product of (a) .999919 and (b) the net investment factor for the date for which the value is being calculated.

Valuation of Assets. The value of the Separate Account for any date shall be the sum of

(1) the cash held therein,

(2) the total market value for securities held therein which are traded on an organized exchange, valued at the last available closing price on such date,

(3) the total market value for securities held therein which are traded over the counter, valued at the last available bid price on such date, and

(4) the fair market value of all other property held therein,

minus the liabilities of the Separate Account.

ANNUITY BENEFITS

Election of Annuity. At least 30 days prior to the Annuity Date the Owner may, while the Annuitant is living and while this contract is in force, elect to receive a variable annuity payable from the Separate Account or a fixed annuity payable from the General Account in accordance with one of the annuity forms set forth below, or a combination thereof, and such annuity will begin on the date stated in such election. Such date may be either on or before the Annuity Date, but not before the date of such election. Each annuity payment will be payable on the first business day following the due date of such payment.

ANNUITY FORM 1. A monthly life annuity terminating with the last monthly payment due prior to the Annuitant's death.

ANNUITY FORM 2. A monthly life annuity payable for a guaranteed period of 10, 15 or 20 years, and so long thereafter as the Annuitant shall live.

ANNUITY FORM 3. A monthly life annuity terminating

with the last payment due prior to the Annuitant's death, except that, at the death of the Annuitant a lump sum amount will be payable equal to the dollar value as of the date of the Annuitant's death of the number of annuity units equal to the excess, if any, of (a) over (b) where (a) is the total amount applied under this annuity form divided by the annuity unit value for the due date of the Annuitant's first annuity payment and (b) is the number of annuity units represented by each payment multiplied by the number of payments made.

ANNUITY FORM 4. A joint life and survivor annuity under which monthly payments will be made for 10 years and so long thereafter as either the Annuitant or the Second Annuitant shall live.

Payees. The Owner may designate one or more contingent payees to receive any payments becoming due after the death of the prior payee or payees with the right reserved to the Owner to change such contingent payee or payees. If payments are being made under Annuity Form 2 or 4 hereunder and the Annuitant, and the Second Annuitant if applicable, die before payment has been made for the guaranteed period, the payee or payees then entitled to the guaranteed monthly payments becoming payable thereafter, acting jointly if there be more than one such payee, may, before receiving all of such payments, elect to receive in one sum the commuted value of the then remaining unpaid payments, based on the dollar amount of the last payment made and interest at the rate of 3% per annum, compounded annually.

If there is no designated payee living when a monthly payment becomes due under Annuity Form 2 or 4, the commuted value of the payments for the remainder of the guaranteed period, based on the dollar amount of the last payment made and interest at the rate of 3% per annum, compounded annually, will be paid to the executors or administrators of the last survivor of the designated payees, provided that if the Annuitant, or the Second Annuitant if applicable, survives such payee, monthly payments will be continued to such executors or administrators until the death of the Annuitant, or the death of the last to die of the Annuitant and the Second Annuitant if applicable, at which time the commuted value of the guaranteed payments then remaining unpaid, based on the dollar amount of the last payment made and interest at the rate of 3% per annum, compounded annually, will be paid in one sum to such executors or administrators.

If there is no designated payee living when a payment becomes due under Annuity Form 1 or 3 hereunder, such payment will be made to the executors or administrators of the last survivor of the designated payees.

The Company may require satisfactory evidence that the Annuitant, the Second Annuitant if applicable, or a payee is alive before making any payment due under this contract, and if request is made for such evidence, the payment will not be made until such evidence has been received by the Company at its Home Office. A payee cannot assign, hypothecate, commute or otherwise anticipate in any manner any payment under this contract except to the extent of the unpaid portion of any payments for which a right of commutation is specifically given.

Additional Form. An optional method of settlement in lieu of those specified above may be arranged through agreement between the Owner and the Company.

Variable Annuity. A variable annuity is an annuity payable from the Separate Account with payments varying in amount in accordance with net investment results of the Separate Account. The dollar amount of such payments may increase or decrease. The number of variable annuity units is determined by dividing the first variable annuity payment by the variable annuity unit value for the due date of the first annuity payment. The number of such annuity units remains fixed during the annuity payment period.

The dollar amount of the first variable annuity payment is determined in accordance with the provisions set forth herein. The dollar amount of each variable annuity payment after the first is determined by multiplying the number of variable annuity units by the variable annuity unit value for the date on which the payment is due.

The Company guarantees that its actual expense and actual mortality results will not adversely affect the dollar amounts of variable annuity payments or other contractual payments or values provided hereunder.

The variable annuity payments provided hereunder are funded solely from the Separate Account of which they are an obligation and, except to the extent of transfers as specifically provided herein, shall have no claim against any other assets of the Company.

Fixed Annuity. A fixed annuity is an annuity payable from the General Account with payments remaining fixed as to dollar amount throughout the payment period. The number of annuity units is determined when payments commence, and the value of a fixed annuity unit is always $1.000000.

Each fixed annuity payment during the guaranteed period under Annuity Form 2 or 4 will be increased by such amounts, if any, as may be apportioned thereto by the Company, in its sole discretion from its surplus interest earnings.

Amount of First Payment. For the purpose of determining the amount of the first annuity payment provided hereunder, the value of the Accumulation Fund is determined by multiplying the value of an accumulation unit for the due date of the first annuity payment by the number of accumulation units credited to such Fund on such due date.

The amount of the first monthly payment is determined from the tables contained in this Annuity Benefits Section and varies according to the annuity form elected, the sex and age of the Annuitant and the Second Annuitant, if applicable, and the value of the Accumulation Fund, less any applicable premium taxes not previously deducted.

In lieu of a life annuity with a first monthly payment in the amount otherwise provided under this contract, the Owner may, prior to the due date of the first annuity payment, elect an annuity with a first monthly payment in the amount which can be provided by a single premium annuity contract of the same type, if any, then being issued by the Company at its then applicable published rates in consideration of a single premium equal to a percentage, determined in accordance with the Company's then current practice (not, however, less than 100%) of the amount which would otherwise be applied to determine the first monthly payment. In the event of such election, the commuted values in connection with such annuity will be determined on the basis of the interest rate used to determine the commuted values for such a single premium annuity contract, and the variable annuity unit values in connection with such annuity will be those applicable to such interest rate.

The following tables are based on the Progressive Annuity Table with interest at the rate of 3% per annum, assume births in the year 1900 and show the dollar amount of the first monthly payment which can be purchased under each annuity form with each $1,000 of value in the Accumulation Fund after the deduction of any applicable premium taxes. If a fixed annuity is elected, the age of the Annuitant and the age of the Second Annuitant, if applicable, will be the actual age last birthday on the due date of the first annuity payment. If a variable annuity is elected, the age of the Annuitant and the age of the Second Annuitant, if applicable, will be actual age last birthday on the due date of the first annuity payment adjusted in the following manner:

Calendar Year of Birth	Before 1900	1900-1919	1920-1939	1940-1959	1960-1979
Adjusted Age is Actual Age	Plus 1	Plus 0	Minus 1	Minus 2	Minus 3

AGE		ANNUITY FORM 1	ANNUITY FORM 2			ANNUITY FORM 3
		LIFE WITH NO GUARANTEE	GUARANTEED PERIOD			UNIT REFUND
Male	Female		10 Years	15 Years	20 Years	
5	9	$2.82	$2.82	$2.82	$2.82	$2.82
6	10	2.83	2.83	2.83	2.83	2.83
7	11	2.85	2.85	2.85	2.84	2.84
8	12	2.86	2.86	2.86	2.86	2.85
9	13	2.87	2.87	2.87	2.87	2.87
10	14	2.89	2.89	2.89	2.89	2.88
11	15	2.90	2.90	2.90	2.90	2.90
12	16	2.92	2.92	2.92	2.92	2.91
13	17	2.93	2.93	2.93	2.93	2.93
14	18	2.95	2.95	2.95	2.95	2.94
[illegible]	[illegible]	2.97	2.97	2.97	2.97	2.96
16	20	2.99	2.99	2.98	2.98	2.98
17	21	3.01	3.00	3.00	3.00	2.99
18	22	3.03	3.02	3.02	3.02	3.01
19	23	3.05	3.04	3.04	3.04	3.03
20	24	3.07	3.07	3.06	3.06	3.05
21	25	3.09	3.09	3.09	3.08	3.07
22	26	3.11	3.11	3.11	3.11	3.10
23	27	3.14	3.14	3.13	3.13	3.12
24	28	3.16	3.16	3.16	3.15	3.14
25	29	3.19	3.19	3.18	3.18	3.17
26	30	3.22	3.21	3.21	3.21	3.19
27	31	3.25	3.24	3.24	3.23	3.22
28	32	3.28	3.27	3.27	3.26	3.25
29	33	3.31	3.30	3.30	3.29	3.27
30	34	3.35	3.34	3.33	3.32	3.30
31	35	3.38	3.37	3.37	3.36	3.34
32	36	3.41	3.41	3.40	3.39	3.37
33	37	3.45	3.45	3.44	3.43	3.40
34	38	3.49	3.48	3.48	3.46	3.44
35	39	3.53	3.53	3.52	3.50	3.47
36	40	3.58	3.57	3.56	3.54	3.51
37	41	3.62	3.61	3.60	3.58	3.55
38	42	3.67	3.66	3.65	3.62	3.59
39	43	3.72	3.71	3.70	3.67	3.63
40	44	3.78	3.76	3.75	3.72	3.68
41	45	3.83	3.82	3.80	3.76	3.73
42	46	3.89	3.88	3.85	3.81	3.78
43	47	3.95	3.94	3.91	3.87	3.83
44	48	4.02	4.00	3.97	3.92	3.88
45	49	4.09	4.07	4.03	3.97	3.94
46	50	4.16	4.14	4.10	4.03	3.99
47	51	4.24	4.21	4.16	4.09	4.06
48	52	$ 4.32	$4.29	$4.23	$4.15	$ 4.12
49	53	4.41	4.37	4.31	4.21	4.19
50	54	4.50	4.45	4.39	4.28	4.26
51	55	4.60	4.55	4.47	4.34	4.33
52	56	4.70	4.64	4.55	4.41	4.41
53	57	4.81	4.74	4.64	4.48	4.49
54	58	4.98	4.85	4.72	4.55	4.57
55	59	5.08	4.96	4.82	4.62	4.66
56	60	5.19	5.07	4.91	4.69	4.75
57	61	5.33	5.19	5.01	4.75	4.85
58	62	5.48	5.32	5.11	4.82	4.95
59	63	5.64	5.45	5.21	4.89	5.06
60	64	5.81	5.60	5.32	4.95	5.18
61	65	5.99	5.74	5.43	5.02	5.30
62	66	6.19	5.89	5.53	5.08	5.42
63	67	6.40	6.05	5.64	5.14	5.56
64	68	6.62	6.22	5.75	5.19	5.70
65	69	6.86	6.39	5.85	5.24	5.84
66	70	7.12	6.57	5.96	5.28	6.00
67	71	7.40	6.75	6.06	5.33	6.17
68	72	7.70	6.93	6.16	5.36	6.34
69	73	8.02	7.12	6.25	5.39	6.53
70	74	8.37	7.32	6.34	5.42	6.72
71	75	8.75	7.51	6.42	5.44	6.93
72	76	9.15	7.70	6.49	5.46	7.15
73	77	9.59	7.89	6.56	5.48	7.39
74	78	10.07	8.08	6.62	5.49	7.64
75	79	10.58	8.26	6.67	5.49	7.90
76	80	11.14	8.43	6.72	5.50	8.18
77	81	11.75	8.60	6.75	5.51	8.49
78	82	12.41	8.75	6.78	5.51	8.80
79	83	13.12	8.90	6.81	5.51	9.15
80	84	13.91	9.02	6.83	5.51	9.51
81	85	14.76	9.14	6.84	5.51	9.90
82	86	15.69	9.24	6.85	5.51	10.34
83	87	16.70	9.32	6.86	5.51	10.77
84	88	17.81	9.39	6.86	5.51	11.25
85	89	19.02	9.45	6.87	5.51	11.79
86	90	20.35	9.50	6.87	5.51	12.33
87	91	21.79	9.53	6.87	5.51	12.91
88	92	23.38	9.56	6.87	5.51	13.59
89	93	25.12	9.58	6.87	5.51	14.27
90 & over	94 & over	27.02	9.59	6.87	5.51	14.98

ANNUITY FORM 4

Male....		50	51	52	53	54	55	56	57	58	59	60	61	62	63	64	65
Female..		54	55	56	57	58	59	60	61	62	63	64	65	66	67	68	69
M	F																
40	44	$3.59	$3.60	$3.61	$3.63	$3.64	$3.65	$3.66	$3.67	$3.67	$3.69	$3.69	$3.70	$3.71	$3.71	$3.72	$3.72
41	45	3.62	3.64	3.65	3.66	3.68	3.69	3.70	3.71	3.72	3.73	3.74	3.75	3.75	3.76	3.77	3.77
42	46	3.65	3.67	3.69	3.70	3.72	3.73	3.74	3.75	3.76	3.77	3.78	3.80	3.80	3.81	3.82	3.83
43	47	3.69	3.70	3.72	3.74	3.76	3.77	3.78	3.80	3.81	3.82	3.83	3.84	3.85	3.86	3.87	3.88
44	48	3.72	3.74	3.76	3.78	3.80	3.82	3.83	3.84	3.86	3.87	3.88	3.89	3.90	3.92	3.93	3.93
45	49	3.76	3.78	3.80	3.82	3.84	3.86	3.88	3.89	3.91	3.92	3.94	3.94	3.96	3.97	3.98	3.99
46	50	3.79	3.81	3.84	3.86	3.88	3.90	3.92	3.94	3.96	3.97	3.99	4.00	4.01	4.03	4.04	4.05
47	51	3.82	3.85	3.87	3.90	3.92	3.94	3.96	3.99	4.01	4.02	4.04	4.06	4.07	4.08	4.10	4.11
48	52	3.86	3.88	3.91	3.94	3.97	3.99	4.01	4.03	4.06	4.08	4.10	4.11	4.13	4.15	4.16	4.18
49	53	3.89	3.92	3.95	3.98	4.01	4.04	4.06	4.08	4.11	4.13	4.16	4.17	4.19	4.21	4.23	4.24
50	54	3.93	3.95	3.99	4.02	4.05	4.08	4.11	4.13	4.16	4.18	4.21	4.24	4.25	4.27	4.29	4.31
51	55	3.95	4.00	4.02	4.06	4.09	4.12	4.15	4.19	4.21	4.24	4.27	4.29	4.32	4.34	4.36	4.38
52	56	3.99	4.02	4.07	4.10	4.14	4.17	4.20	4.23	4.27	4.30	4.32	4.35	4.38	4.41	4.43	4.45
53	57	4.02	4.06	4.10	4.14	4.17	4.22	4.25	4.28	4.32	4.36	4.39	4.42	4.45	4.48	4.51	4.53
54	58	4.05	4.09	4.14	4.17	4.22	4.26	4.30	4.34	4.37	4.41	4.45	4.48	4.51	4.54	4.57	4.61
55	59	4.08	4.12	4.17	4.22	4.26	4.31	4.34	4.39	4.43	4.47	4.51	4.55	4.58	4.61	4.65	4.68
56	60	4.11	4.15	4.20	4.25	4.30	4.34	4.40	4.44	4.48	4.53	4.57	4.61	4.65	4.69	4.72	4.76
57	61	4.13	4.19	4.23	4.28	4.34	4.39	4.44	4.49	4.53	4.59	4.63	4.67	4.72	4.76	4.80	4.84
58	62	4.16	4.21	4.27	4.32	4.37	4.43	4.48	4.53	4.59	4.64	4.69	4.74	4.78	4.83	4.88	4.92
59	63	4.18	4.24	4.30	4.36	4.41	4.47	4.53	4.59	4.64	4.70	4.75	4.81	4.85	4.90	4.95	5.00
60	64	4.21	4.27	4.32	4.39	4.45	4.51	4.57	4.63	4.69	4.75	4.82	4.87	4.93	4.98	5.03	5.08
61	65	4.24	4.29	4.35	4.42	4.48	4.55	4.61	4.67	4.74	4.81	4.87	4.94	4.99	5.05	5.11	5.17
62	66	4.25	4.32	4.38	4.45	4.51	4.58	4.65	4.72	4.78	4.85	4.93	4.99	5.07	5.12	5.19	5.25
63	67	4.27	4.34	4.41	4.48	4.54	4.61	4.69	4.76	4.83	4.90	4.98	5.05	5.12	5.20	5.26	5.33
64	68	4.29	4.36	4.43	4.51	4.57	4.65	4.72	4.80	4.88	4.95	5.03	5.11	5.19	5.26	5.35	5.41
65	69	4.31	4.38	4.45	4.53	4.61	4.68	4.76	4.84	4.92	5.00	5.08	5.17	5.25	5.33	5.41	5.50
66	70	4.32	4.40	4.47	4.55	4.63	4.71	4.79	4.87	4.96	5.05	5.14	5.22	5.31	5.40	5.49	5.57
67	71	4.34	4.41	4.49	4.57	4.65	4.74	4.83	4.91	5.00	5.09	5.18	5.28	5.37	5.46	5.55	5.65
68	72	4.35	4.43	4.51	4.59	4.67	4.76	4.85	4.95	5.04	5.13	5.22	5.32	5.43	5.52	5.62	5.72
69	73	4.37	4.44	4.53	4.61	4.70	4.79	4.88	4.97	5.07	5.17	5.27	5.37	5.47	5.58	5.68	5.79
70	74	4.38	4.46	4.54	4.63	4.71	4.81	4.90	5.00	5.10	5.21	5.31	5.41	5.52	5.63	5.75	5.86

DEATH BENEFIT

Amount of Death Benefit. If the death of the Annuitant occurs prior to the due date of the first annuity payment, the Company will, upon receipt at its Home Office of proof satisfactory to the Company of the Annuitant's death, pay to the beneficiary the value of the Accumulation Fund as of the date on which such proof of death is so received by the Company.

DEATH BENEFIT SETTLEMENT OPTIONS

Election of Options for Proceeds Payable on Death. The Owner may, prior to the Annuitant's death, elect to have any death benefit of $2,000 or more paid to the designated beneficiary according to one of the following optional methods of payment and as hereinafter provided. If the Owner has not made such an election, then the beneficiary may so elect after the Annuitant's death. Any proceeds which become payable hereunder will be transferred from the Separate Account to the General Account and the applicable payments will be made from the General Account.

OPTION 1. **Monthly Payments for a Guaranteed Period.** All or part of such proceeds may be used to provide equal monthly payments for a guaranteed period of years, not more than 50. The following table shows the amount payable monthly in advance for each $1,000 of such proceeds.

Years Payable	Monthly Payment	Years Payable	Monthly Payment	Years Payable	Monthly Payment	Years Payable	Monthly Payment	Years Payable	Monthly Payment
1	$84.47	11	$8.86	21	$5.32	31	$4.10	41	$3.50
2	42.86	12	8.24	22	5.15	32	4.02	42	3.46
3	28.99	13	7.71	23	4.99	33	3.95	43	3.42
4	22.06	14	7.26	24	4.84	34	3.88	44	3.38
5	17.91	15	6.87	25	4.71	35	3.82	45	3.34
6	15.14	16	6.53	26	4.59	36	3.76	46	3.31
7	13.16	17	6.23	27	4.47	37	3.70	47	3.28
8	11.68	18	5.96	28	4.37	38	3.65	48	3.25
9	10.53	19	5.73	29	4.27	39	3.60	49	3.22
10	9.61	20	5.51	30	4.18	40	3.55	50	3.19

OPTION 2. **Monthly Payments for Life.** All or part of such proceeds may be used to provide equal monthly payments for a guaranteed period of 10, 15 or 20 years, or until the total amount paid equals the proceeds so payable (Instalment Refund), and thereafter during the lifetime of a natural person designated in this contract as the beneficiary to receive the proceeds so payable. The Company will require satisfactory proof of the correct age of such person. The following table shows the amount payable monthly in advance for each $1,000 of such proceeds, such amount depending on the sex and the age last birthday on the due date of the first payment of the person on whose life the payments are based and on the guaranteed period selected.

AGE		GUARANTEED PERIOD				AGE		GUARANTEED PERIOD			
Male	Female	10 Years	15 Years	20 Years	Instalment Refund	Male	Female	10 Years	15 Years	20 Years	Instalment Refund
5	9	$2.82	$2.82	$2.82	$2.82	48	52	$4.29	$4.23	$4.15	$4.15
6	10	2.83	2.83	2.83	2.83	49	53	4.37	4.31	4.21	4.22
7	11	2.85	2.85	2.84	2.84	50	54	4.45	4.39	4.28	4.29
8	12	2.86	2.86	2.86	2.86	51	55	4.55	4.47	4.34	4.37
9	13	2.87	2.87	2.87	2.87	52	56	4.64	4.55	4.41	4.45
10	14	2.89	2.89	2.89	2.87	53	57	4.74	4.64	4.48	4.54
11	15	2.90	2.90	2.90	2.88	54	58	4.85	4.72	4.55	4.62
12	16	2.92	2.92	2.92	2.90	55	59	4.96	4.82	4.62	4.72
13	17	2.93	2.93	2.93	2.91	56	60	5.07	4.91	4.69	4.82
14	18	2.95	2.95	2.95	2.93	57	61	5.19	5.01	4.75	4.92
15	19	2.97	2.97	2.97	2.94	58	62	5.32	5.11	4.82	5.03
16	20	2.99	2.98	2.98	2.96	59	63	5.45	5.21	4.89	5.14
17	21	3.00	3.00	3.00	2.98	60	64	5.60	5.32	4.95	5.26
18	22	3.02	3.02	3.02	3.00	61	65	5.74	5.43	5.02	5.39
19	23	3.04	3.04	3.04	3.02	62	66	5.89	5.53	5.08	5.53
20	24	3.07	3.06	3.06	3.04	63	67	6.05	5.64	5.14	5.67
21	25	3.09	3.09	3.08	3.06	64	68	6.22	5.75	5.19	5.82
22	26	3.11	3.11	3.11	3.08	65	69	6.39	5.85	5.24	5.98
23	27	3.14	3.13	3.13	3.10	66	70	6.57	5.96	5.28	6.14
24	28	3.16	3.16	3.15	3.12	67	71	6.75	6.06	5.33	6.32
25	29	3.19	3.18	3.18	3.15	68	72	6.93	6.16	5.36	6.51
26	30	3.21	3.21	3.21	3.17	69	73	7.12	6.25	5.39	6.71
27	31	3.24	3.24	3.23	3.20	70	74	7.32	6.34	5.42	6.93
28	32	3.27	3.27	3.26	3.22	71	75	7.51	6.42	5.44	7.15
29	33	3.30	3.30	3.29	3.25	72	76	7.70	6.49	5.46	7.39
30	34	3.34	3.33	3.32	3.28	73	77	7.89	6.56	5.48	7.65
31	35	3.37	3.37	3.36	3.31	74	78	8.08	6.62	5.49	7.91
32	36	3.41	3.40	3.39	3.34	75	79	8.26	6.67	5.49	8.21
33	37	3.45	3.44	3.43	3.38	76	80	8.43	6.72	5.50	8.51
34	38	3.48	3.48	3.46	3.41	77	81	8.60	6.75	5.51	8.84
35	39	3.53	3.52	3.50	3.45	78	82	8.75	6.78	5.51	9.20
36	40	3.57	3.56	3.54	3.48	79	83	8.90	6.81	5.51	9.57
37	41	3.61	3.60	3.58	3.52	80	84	9.02	6.83	5.51	9.97
38	42	3.66	3.65	3.62	3.56	81	85	9.14	6.84	5.51	10.41
39	43	3.71	3.70	3.67	3.60	82	86	9.24	6.85	5.51	10.86
40	44	3.76	3.75	3.72	3.65	83	87	9.32	6.86	5.51	11.35
41	45	3.82	3.80	3.76	3.70	84	88	9.39	6.86	5.51	11.90
42	46	3.88	3.85	3.81	3.74	85	89	9.45	6.87	5.51	12.44
43	47	3.94	3.91	3.87	3.79	86	90	9.50	6.87	5.51	13.05
44	48	4.00	3.97	3.92	3.85	87	91	9.53	6.87	5.51	13.73
45	49	4.07	4.03	3.97	3.90	88	92	9.56	6.87	5.51	14.41
46	50	4.14	4.10	4.03	3.96	89	93	9.58	6.87	5.51	15.15
47	51	4.21	4.16	4.09	4.02	90	94	9.59	6.87	5.51	15.99

		3.34	3.33	3.32	3.31			[illegible]	6.49	5.46	7.39
31	35	3.37	3.37	3.36	3.34	73	77	7.89	6.56	5.48	7.65
32	36	3.41	3.40	3.39	3.38	74	78	8.08	6.62	5.49	7.91
33	37	3.45	3.44	3.43	3.41	75	79	8.26	6.67	5.49	8.21
34	38	3.48	3.48	3.46	3.45	76	80	8.43	6.72	5.50	8.51
35	39	3.53	3.52	3.50	3.48	77	81	8.60	6.75	5.51	8.84
36	40	3.57	3.56	3.54	3.52	78	82	8.75	6.78	5.51	9.20
37	41	3.61	3.60	3.58	3.56	79	83	8.90	6.81	5.51	9.57
38	42	3.66	3.65	3.62	3.60	80	84	9.02	6.83	5.51	9.97
39	43	3.71	3.70	3.67	3.65	81	85	9.14	6.84	5.51	10.41
40	44	3.76	3.75	3.72	3.70	82	86	9.24	6.85	5.51	10.86
41	45	3.82	3.80	3.76	3.74	83	87	9.32	6.86	5.51	11.35
42	46	3.88	3.85	3.81	3.79	84	88	9.39	6.86	5.51	11.90
43	47	3.94	3.91	3.87	3.85	85	89	9.45	6.87	5.51	12.44
44	48	4.00	3.97	3.92	3.90	86	90	9.50	6.87	5.51	13.05
45	49	4.07	4.03	3.97	3.96	87	91	9.53	6.87	5.51	13.73
46	50	4.14	4.10	4.03	4.02	88	92	9.56	6.87	5.51	14.41
47	51	4.21	4.16	4.09	4.08	89	93	9.58	6.87	5.51	15.15
						90 & over	94 & over	9.59	6.87	5.51	15.99

OPTION 3. **Payments of Specified Amount.** All or part of such proceeds may be used to provide instalments of specified amounts until such proceeds, with interest at the rate of 3% per annum, compounded annually, on any portion remaining unpaid, have been paid in full.

OPTION 4. **Deferred Payment.** Payment of all or part of such proceeds may be deferred for a specified period of time not more than 50 years, or for the remaining lifetime of a person designated in the election. During the period of deferment interest at the rate of 2½% per

annum, compounded annually, on any portion remaining unpaid will be added to the proceeds or will be paid as it accrues at such intervals as are specified in the election of this option. Such interest will not be paid other than annually unless the amount of each interest payment is at least $20. The election of this option may provide for payment of the proceeds and the accumulated interest, if any, under Option 1, 2 or 3 at the end of the period of deferment or at any time prior thereto. If such provision has not been made, payment will be made in one sum at the end of the period of deferment.

Additional Method. An additional method of settlement in lieu of those specified above may be arranged through agreement between the person entitled to elect such method of settlement and the Company.

Alternate Life Income. If any death benefit becomes payable under Option 2, then in lieu of the monthly payments in the amount otherwise provided under this contract, the beneficiary may, prior to the date the first payment is made, elect monthly payments in the amount which can be provided by a single premium fixed annuity contract of the same type, if any, then being issued by the Company at its then applicable published rates in consideration of a single premium equal to a percentage, determined in accordance with the Company's then current practice (not, however, less than 100%) of the death benefit which would otherwise be used to provide the monthly payments. In the event of such election, the commuted values will be determined on the basis of the interest rate used to determine the commuted values for such single premium annuity contract.

Surrender of Contract. Whenever proceeds of this contract become payable under one of the above settlement options, the contract must be surrendered to the Company at its Home Office, and the Company will issue a supplementary contract providing for payment of the proceeds.

Minimum Payment. If under Option 1, 2 or 3 the amount of each payment would be less than $20, the Company will make payments at such annual, semiannual or quarterly intervals as will make each payment amount to at least $20, but if the amount of any annual payment would be less than $20, the Company will discharge its liability under this contract by paying the proceeds in one sum as though an optional method of payment had not been elected.

Payments Other Than Monthly. The person electing payment under Option 1 or 2 may elect to have the proceeds paid in annual, semiannual or quarterly payments instead of in monthly payments, the amount of such payments to be determined by multiplying the monthly payment by the appropriate factor from the following table:

	Annual	Semiannual	Quarterly
Option 1	11.839	5.963	2.993
Option 2	11.668	5.923	2.985

Additional Interest. Each interest credit or payment under Options 1, 3 and 4 and each payment during the guaranteed period under Option 2 will be increased by such amounts, if any, as may be apportioned thereto by the Company, in its sole discretion, from its surplus interest earnings.

Payees. Only a beneficiary designated in this contract can be the original payee of the proceeds payable to such beneficiary on the death of the Annuitant. In an election of a settlement option one or more contingent payees may be designated to receive any payments remaining unpaid on the death of the prior payee or payees with the right reserved to the person making such election to change such contingent payee or payees. The Company may require satisfactory evidence that a payee or any person on whose life payments are to be based is alive before making any payment, and if request is made for such evidence, the payment will not be made or deemed due until such evidence has been received by the Company at its Home Office. A payee cannot assign, hypothecate, commute or otherwise anticipate in any manner any payment under any settlement option provided herein except to the extent of the unpaid portion of any proceeds for which a right of withdrawal or commutation is specifically given in the election of the settlement option.

Withdrawal. An election to have the proceeds paid under Option 3 or 4 may reserve to a payee the right to withdraw at any time all or part of the unpaid proceeds payable to such payee, provided that not more than four partial withdrawals may be made during any calendar year. An election to have the proceeds paid under Option 1 or 2 may reserve to a payee the right to receive at any time the commuted value of the payments remaining to such payee during the selected guaranteed period computed on the basis of interest at the rate of 3% per annum, compounded annually. If under Option 2 such commuted value is withdrawn, no further payments will be made for the remainder of the guaranteed period originally selected, but any life income payable at the expiration of such period will not be affected.

Payments after Death of Last Payee. On the death of the last survivor of the designated payees the Company will pay to the executors or administrators of the estate of such last payee (1) under Option 1, the commuted value of the payments for the remainder of the guaranteed period, computed on the basis of interest at the rate of 3% per annum, compounded annually, or (2) under Option 3 or 4, the portion of any proceeds remaining unpaid with accumulated interest, if any, or (3) under Option 2, the commuted value of the payments for the remainder of the guaranteed period, computed on the basis of interest at the rate of 3% per annum, compounded annually.

CASH SURRENDER PROVISION

Prior to the due date of the first annuity payment, the Owner may elect to surrender all or a portion of the Accumulation Fund and receive a cash payment to be made within seven days after the Company receives such election, plus any period of extension under applicable Federal laws, rules and regulations governing the redemption of variable annuities, in an amount equal to the value of the number of accumulation units surrendered from the Accumulation Fund, valued as of the date the Company receives such election.

Upon the surrender of a portion of the Accumulation Fund, such Fund will be reduced by the number of accumulation units surrendered. This contract will terminate as of the date the entire Accumulation Fund is surrendered.